UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

NuPathe Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7 Great Valley Parkway Suite 300 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 232-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on January 17, 2014, NuPathe Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Teva Pharmaceutical Industries Ltd., an Israeli corporation (“Parent”), and Train Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub agreed to commence a tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (the “Shares”) for a purchase price of $3.65 per Share, net to the holder thereof in cash, without interest, plus the contractual right to receive up to an additional $3.15 per Share in contingent cash consideration payments (the “Offer Price”) payable upon certain sales milestones of the Company’s ZECUITY product being achieved.

The Offer expired at midnight New York City time on February 20, 2014 (the “Expiration Date”) and was not extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised Parent and Merger Sub that, as of the Expiration Date, a total of 28,178,652 Shares had been validly tendered and not properly withdrawn pursuant to the Offer (not including 1,229,499 Shares tendered pursuant to notices of guaranteed delivery), which tendered Shares represent approximately 80.01255% of the Shares outstanding on a “fully diluted basis” (as defined in the Merger Agreement). All conditions to the Offer having been satisfied (or waived), Merger Sub accepted for payment all such Shares validly tendered and not properly withdrawn prior to the Expiration Date, and payment for such Shares has been made to the Depositary, which will act as agent for tendering Company stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering Company stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Merger Sub with and into the Company set forth in the Merger Agreement (the “Merger”) were satisfied, and on February 21, 2014, Parent completed its acquisition of the Company by consummating the Merger, without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“Delaware Law”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share then outstanding was converted into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes, except for Shares (i) then owned by Parent or Merger Sub or held in treasury by the Company, which were canceled (and no payment was or will be made with respect thereto) or (ii) held by any Company stockholder who is entitled to demand and properly has demanded appraisal for such Shares in accordance and full compliance with Delaware Law (unless such stockholder fails to perfect, withdraws, waives or loses the right to appraisal).

At the Effective Time, each Company stock option was canceled, and the holder thereof is entitled to receive, at the earliest Valuation Point (as defined in the Merger Agreement), if any, at which the then applicable Per Share Paid Value (as defined in the Merger Agreement) exceeds the per-share exercise price, (i) an amount in cash equal to (A) the number of Shares subject to each such option (whether vested or unvested) held by such holder multiplied by the excess of (1) the then applicable Per Share Paid Value over (2) the per-share exercise price, and (ii) in respect of each Share subject to each such option (whether vested or unvested) held by such holder, each contingent cash consideration payment that, as of such Valuation Point, has not yet become payable. Additionally, at the Effective Time, vesting under each Other Equity Award (as defined in the Merger Agreement) was accelerated and any restrictions with respect thereto lapsed, and each outstanding Other Equity Award was canceled and the holder thereof is entitled to receive the Offer Price for each Share under such Other Equity Award. Each outstanding warrant to purchase or otherwise acquire Shares immediately prior to the consummation of the Offer, as a consequence thereof, only entitles the holder thereof to receive the amount by which the Offer Price exceeds the exercise price of such warrant.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 21, 2014 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On February 21, 2014, in connection with the Merger, the Company, as borrower, terminated the Loan and Security Agreement dated as of November 26, 2012 by and among the Company, the lenders from time to time party thereto and Hercules Technology Growth Capital, Inc., as collateral agent and as a lender (as amended or supplemented, the “Loan Agreement”). In connection with the termination, the Company paid all fees and other amounts due under the Loan Agreement, including a prepayment fee of $108,274.34. The Company previously filed the Loan Agreement as an exhibit to its Current Report on Form 8-K filed with the SEC on November 27, 2012, and amended on November 29, 2012.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 21, 2014, the Company (i) notified the NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading in the Shares for February 21, 2014 and suspend trading of the Shares effective February 21, 2014 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.  Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, as set forth below, became the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Armando Anido, Wayne P. Yetter, Michael Cola, James A. Datin, William J. Federici, Richard S. Kollender, Robert P. Roche, Jr. and Brian J. Sisko ceased serving as directors of the Company. The officers of Merger Sub immediately prior to the Effective Time, as set forth below, became the initial officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Armando Anido, Terri B. Sebree, Keith A. Goldan, Michael F. Marino and Gerald W. McLaughlin ceased serving as officers of the Company.

Richard S. Egosi	President and Chief Executive Officer; Director
Deborah A. Griffin	Vice President, Chief Financial Officer and Treasurer; Director
Austin D. Kim	Secretary

Richard S. Egosi, 51, is President and Chief Executive Officer and a director of Merger Sub. Mr. Egosi is Group Executive Vice President, Chief Legal Officer and Company Secretary of Parent and has held various legal positions at Parent and its subsidiaries since joining Parent in 1995. He received a B.S. in economics from Clemson University in 1984 and a J.D. and M.B.A. from Emory University in 1988.

Deborah A. Griffin, 47, is Vice President, Chief Financial Officer and Treasurer and a director of Merger Sub. Ms. Griffin is Chief Accounting Officer of Parent and has held various finance and accounting positions at Parent and its subsidiaries since joining Parent in 2001. She is a certified public accountant and received a B.S. in accounting from LaSalle University in 1988.

Austin D. Kim, 50, is Secretary of Merger Sub. Mr. Kim is Vice President and Deputy General Counsel, Corporate/M&A of Parent and has held various legal positions at Parent and its subsidiaries since joining Parent in 2006. He received an A.B. in English literature and economics from Stanford University in 1985 and a J.D. from Columbia University School of Law in 1988.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation was amended and restated in its entirety, effective as of the Effective Time. A copy of the Company’s amended and restated certificate of incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, the Company’s bylaws were amended and restated in their entirety, effective as of the Effective Time. A copy of the Company’s amended and restated bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
2.1

Agreement and Plan of Merger by and among Teva Pharmaceuticals Industries Ltd., Train Merger Sub, Inc. and NuPathe Inc., dated as of January 17, 2014 (incorporated by reference to Exhibit 2.1 of NuPathe Inc.’s Current Report on Form 8-K filed on January 21, 2014)*+

3.1	Amended and Restated Certificate of Incorporation of NuPathe Inc.
3.2	Amended and Restated Bylaws of NuPathe Inc.

*      Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any omitted schedules upon request by the SEC.

+      Previously filed.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

Date: February 21, 2014	By:	/s/ Austin D. Kim
Austin D. Kim
Secretary

Exhibit Index

Exhibit Number	Description
2.1

Agreement and Plan of Merger by and among Teva Pharmaceuticals Industries Ltd., Train Merger Sub, Inc. and NuPathe Inc., dated as of January 17, 2014 (incorporated by reference to Exhibit 2.1 of NuPathe Inc.’s Current Report on Form 8-K filed on January 21, 2014)*+

3.1	Amended and Restated Certificate of Incorporation of NuPathe Inc.

3.2	Amended and Restated Bylaws of NuPathe Inc.

*      Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any omitted schedules upon request by the SEC.

+      Previously filed.